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                                                                    Exhibit 22.1

        Following is a list of each direct and indirect subsidiary of the Company or any subsidiary thereof and the jurisdiction of its incorporation.



------------------------------------------------------- --------------------
                 NAME (DIRECT OWNER)                       JURISDICTION
------------------------------------------------------- --------------------
Benefit Designs, Inc.                                   Ohio

Benefit Designs International, Inc.                     Ohio

Benefit Funding Services Group, LLC                     Nevada

Benefit Funding Services, LLC                           Nevada

Better Communications, Inc.                             Massachusetts

D'Accord Asset Management, Inc.                         California

D'Accord Financial Services Limited                     United Kingdom

D'Accord Financial Services, Inc.                       California

D'Accord Group, Inc.                                    California

D'Accord Holdings, Inc.                                 California

D'Accord Incorporated                                   California

D'Accord International Services, Inc.                   California

D'Accord Limited Partnership                            California

Dimension Funding, Inc.                                 California

Disbursement Recovery Services LLC                      Delaware

D.L.D. Insurance Brokers, Inc.                          California

e.fox.com, Inc.                                         Delaware

FFP Insurance Services, Inc.                            Nevada

FFP Insurance Services, Inc.                            California



FFR Holding Co., Inc.                                   Delaware

First Financial Resources Management Co., Inc.          Pennsylvania

First Financial Resources, Inc.                         Nevada

Hindert & Associates, Inc.                              Delaware

Hindert Agency Inc.                                     Ohio

Holden Corporation                                      Illinois

Lease Audit & Analysis Services, Inc.                   Maryland

National Benefits Consultants, L.L.C.                   Delaware

National RevMax Consultants, L.L.C.                     Delaware

Partners Consultings Services, Inc.                     California

Praxis Development LC                                   Utah

Pritchett Publishing Company                            Texas

Sigma International, Inc.                               Virginia

The Dublin Group, Inc.                                  California

The Oxxford Consulting Group, Inc.                      Delaware

The Praxis Group, Inc.                                  Utah

The Praxis Group, Inc.                                  Utah

The Structured Settlements Company, Inc.                California

The Wadsley-Donovan Group, Ltd.                         New Jersey

Young, Clark & Associates, Inc.                         Georgia


        The following is a list of all other names (including trade names, fictitious names and d/b/a's) presently used (or proposed to be used) by the Company, any Subsidiary or any of their divisions or other business units in connection with the conduct of their business or the ownership of their properties.


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



Entity                                              DBA's etc.

Enterprise Profit Solutions Corporation             The Conrad Lee Company
                                                    CyberLease, LLC
                                                    CyberStract, LLC
                                                    DHR International, Inc.; DHR
                                                    Equitax
                                                    FDSI Logistics, Inc.; Freight Distribution Services,
                                                    Inc.
                                                    FDSI; FDSI Outsourced Logistics
                                                    First Choice Brokerage Corporation
                                                    Kenneth H. Wells & Associates, Inc.
                                                    Kenneth H. Wells & Associates of Texas, Inc.
                                                    Kenneth H. Wells of California Insurance Services,
                                                    Inc.
                                                    Mobility Services International, Inc.
                                                    The Oxxford Group, Inc.
                                                    The Praxis Group Limited Partnership
                                                    The Ringco Group, LLC
                                                    RBG Group Ltd.' The Rummler-Brache Group Ltd.; RBG

Benefit Designs International, Inc.                 Benefit Designs

Better Communications, Inc.                         Better Communications

Disbursement Recovery Services LLC                  DRS
                                                    DMS Logistics
                                                    DMS & Telecom
                                                    DMS Leasing

First Financial Resources, Inc.                     First Financial Resources

Hindert Agency, Inc.                                Benefit Designs

Hindert & Associates, Inc.                          Benefit Designs

Holden Corporation                                  Holden North American Corporation

Lease Audit & analysis Services, Inc.               LAAS

National Benefits Consultants, L.L.C.               College Financial Aid Services of America
                                                    Matchless Insurance Marketing

National RevMax Consultants, L.L.C.                 RevMax LLC

The Oxxford Consulting Group, Inc.                  Oxxford Consulting

Sigma International, Inc.                           Sigma

The Dublin Group                                    The Training Company

The Praxis Institute, Inc.                          Vitality Alliance, Inc.


                                       3

Entity                                              DBA's etc.
                                                    Vitality Alliance International, Inc.

The Praxis Group, Inc.                              Praxis

Pritchett Publishing Company                        Pritchett
                                                    Prichett & Associates
                                                    Pritchett & Associates, Inc.


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